UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

VPGI CORP.
 (Exact name of registrant as specified in its charter)

Texas	000-13225	75-1975147
(State or other jurisdiction	(Commission	(IRS. Employer
of incorporation)	File Number)	Identification No.)

700 Gemini Street, Suite 100	77056
Houston, Texas	(Zip Code)
(Address of principal executive offices)

(281) 488-3883
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES

On May 1, 2007 we executed an Asset Purchase Agreement (the "Agreement") with Trident Growth Fund, LP ("Trident") and the transaction was completed on the same date. Pursuant to the Agreement, VPGI Corp. (the "Company") acquired certain assets (the "Assets") from Trident, generally described as software, trademarks and other intellectual properties formerly held by People Solution, Inc., which Assets were acquired by Trident in a foreclosure of Trident's security interest in the Assets on May 30, 2006.

Trident is the beneficial owner of approximately 97% of the Company according to a Schedule 13D filed by Trident on November 6, 2006.

Consideration paid by the Company for the acquisition of the Assets consists of two million (2,000,000) shares of par value $.001 common stock of the Company ("Common Stock"). Management has valued the consideration paid for the assets at approximately $500,000, based on a negotiated price of $.25 per share of its Common Stock for the conversion of substantially all of its outstanding debt held by Trident into Common Stock on or about November 6, 2006.

The principle followed in determining the amount of such consideration was an estimation of the approximate value of the Assets, considering their potential for generating revenues for the Company.

The foregoing issuance of Common Stock was made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor or its purchaser representative is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor or its purchaser representative were provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor or its purchaser representative were advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPGI Corp.
(Registrant)

By: /s/ JOSEPH R. ROZELLE
Joseph R. Rozelle
Chief Executive Officer
and Principal Financial Officer

Date: May 7, 2007

VPGI CORP.
EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1*	Asset Purchase Agreement dated May 1, 2007 between the Company and Trident Growth Fund, LP.

_______________
* Filed herewith.